Postbus 7113
1007 JC Amsterdam                                    Amsterdam, 6 March 2008
Strawinskylaan 1999
1077 XV Amsterdam
T  +31 20 7171 000
F  +31 20 7171 111
                                                     ABN AMRO Holding N.V.
                                                     Gustav Mahlerlaan 10
                                                     1082 PP AMSTERDAM

                    Ladies and Gentlemen:

                    This opinion letter is rendered to you at your request in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed by ABN AMRO Holding N.V. (the "Company"), with the Securities and Exchange Commission (the "SEC") pursuant to the United States Securities Act of 1933 as amended (the "Securities Act") of units worth up to $79,000,000 (the "Units") to be issued pursuant to the rules of the ABN AMRO Global Key Employee Retention Plan, in the form as submitted to and approved by the managing board (Raad van Bestuur) of the Company on 6 February 2007, as amended (the "Plan").

                    This opinion letter is addressed solely to you. It may only be relied upon by you in connection with the filing of the Registration Statement. This opinion letter is strictly limited to the matters stated in it and may not be read as extending by implication to any matters not specifically referred to in it. Nothing in this opinion letter should be taken as expressing an opinion in respect of any representations or warranties, or other information, contained in the Plan or any other document reviewed in connection with this opinion letter, except as expressly confirmed in this opinion letter. Its contents may not be quoted, otherwise included, summarized or referred to in any publication or document or disclosed to any other party, in whole or in part, for any purpose, without our prior written consent, other than the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we fall in the category of persons whose consent is required under Section 7 of the

                    ----------
                    NautaDutilh N.V. has its seat at Rotterdam, The Netherlands and is registered in the Commercial Register in Rotterdam under number 24338323. All services and other work are carried out under a contract for professional services ("overeenkomst van opdracht") with NautaDutilh N.V., subject to the general conditions of NautaDutilh N.V. These general conditions include, among other provisions, a limitation of liability clause and have been filed with the Rotterdam Court of First Instance. They can be consulted at www.nautadutilh.com and will be provided free of charge upon request.
                    ABN AMRO Bank 46.69.93.293; Fortis Bank 64.21.43.218;
                    Postbank 50296; Account Name: Stichting Beheer Derdengelden Advocatuur NautaDutilh.
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                                                     2
                                                     Amsterdam, 6 March 2008

                    Securities Act.

                    Capitalised terms used in this opinion letter have the meanings set forth in Exhibit A. The section headings used in this opinion letter are for convenience or reference only and are not to affect its construction or be taken into consideration in its interpretation.

                    In rendering the opinions expressed herein, we have exclusively reviewed and we have relied upon the Corporate Documents and the Plan. We have not investigated or verified any factual matter disclosed to us in the course of our review and we have not been involved in structuring, drafting or negotiating the Plan.

                    This opinion letter sets out our opinion on certain matters of Netherlands Law as at today's date and the Corporate Documents and the Plan as currently in force and the opinions and statements expressed in this opinion letter are limited in all respects to and are to be construed and interpreted in accordance with, Netherlands Law. Unless otherwise specifically stated herein, we do not express any opinion on public international law or on the rules promulgated under or by any treaty or treaty organisation, except insofar as such rules are directly applicable in the Netherlands, nor do we express any opinion on Netherlands or European competition law or tax law. No undertaking is assumed on our part to revise, update or amend this opinion letter in connection with or to notify or inform you of, any developments and/or changes under Netherlands Law subsequent to today's date. For the avoidance of doubt, we do not provide advice regarding United States federal or state law. We give this opinion in the understanding that you have engaged White & Case LLP to advise you on all relevant matters of United States federal and state securities laws and the SEC's rules and regulations.

                    This opinion letter may only be relied upon on the condition that you accept that the legal relationship between yourselves and NautaDutilh N.V. is governed by Netherlands Law and that any issues of interpretation or liability arising out of or in connection with this opinion letter are submitted to the exclusive jurisdiction of the competent courts at Amsterdam, the Netherlands.

                    In this opinion letter, legal concepts are expressed in English terms. The Netherlands legal concepts concerned may not be identical in meaning to the concepts described by the English terms as they exist under the law of other jurisdictions. In the event of a conflict or inconsistency, the relevant expression shall be deemed to refer only to the Netherlands legal concepts described by the English terms.

                    For the purposes of this opinion letter, we have assumed
                    that:
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                                                     3
                                                     Amsterdam, 6 March 2008

                    a. all documents reviewed by us as originals are complete and authentic and the signatures thereon are the genuine signatures of the persons purporting to have signed the same, all documents reviewed by us as drafts of documents or as fax, photo or electronic copies of originals are in conformity with the executed originals thereof and such originals are complete and authentic and the signatures thereon are the genuine signatures of the persons purporting to have signed the same;

                    b.   the Company has not (i) been dissolved (ontbonden),
                         (ii) ceased to exist pursuant to a merger (fusie) or a division (splitsing), (iii) had its assets placed under administration (onder bewind gesteld), or (iv) been declared bankrupt (failliet verklaard) or granted a suspension of payments (surseance van betaling verleend) or (v) been made subject to any other insolvency proceedings under any applicable law or otherwise been limited in its rights to dispose of its assets including but not limited to emergency regulations (noodregeling) on the basis of Article 3:160 of the Netherlands Act on the Financial Supervision. The Extract and our inquiries of today over the telephone with the Bankruptcy Clerk's Office support items (i) through (iv) of this assumption in relation to the Company. However, this information does not constitute conclusive evidence that the events set out in items (i) through (iv) have not occurred with respect to the Company;

                    c. the Minutes are in full force and effect, correctly reflect the resolutions stated therein and the factual statements made in the Minutes are complete and correct;

                    d. notwithstanding article 8 of the Plan, the Plan and the Units issued from time to time thereunder constitute legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, under all applicable laws (other than the laws of the Netherlands), including the laws of England to which they are expressed to be subject;

                    e. the parties to whom the Units will be issued are (i) (in case of legal entities only) validly incorporated and duly existing, (ii) have the requisite power and capacity to accept the Units upon issuance, (iii) (and in case of legal entities only) have been duly authorised to accept the Units and (iv) will duly accept the Units.

                    f. the Units will be issued by the Company in compliance with the provisions of the Plan and any applicable securities laws and regulations, including those of any relevant stock exchanges;
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                                                     4
                                                     Amsterdam, 6 March 2008

                    g. the Company does not have a conflict of interest with any of its managing directors (bestuur) with respect to the entering into the Plan, the issue of Units and the transactions contemplated thereby or connected thereto or, if there is a conflict of interest it has been timely and adequately disclosed to the general meeting of shareholders of the Company and the general meeting of shareholders has not appointed other persons than the managing directors of the Company to represent the Company;

                    h. the competent bodies of the works council of the group of companies of which the Company forms part of as required by Article 35 jo. 27 of the Netherlands Works Councils Act and Article 19 of the Act on the European Works Council have confirmed that they agree with ("instemmen") the adoption of the Plan;

                    i. the establishment of the Plan and the issue of the Units from time to time thereunder is not subject to the approval of the supervisory board (Raad van Commissarissen) of the Company;

                    j. each of the members of the Committee has been duly and validly appointed and authorised by the Company to issue Units under the Plan from time to time and such appointment and authorisation has not been revoked, amended or terminated;

                    k. the choice of the laws of England to govern the Plan is valid under the laws of England and would be recognized and given effect by the courts of England;

                    l. the submission by the Company to the jurisdiction of the courts of England in the Plan is valid and binding under English law and is not subject to unilateral revocation under these laws and would be recognized and given effect to by the courts of England;

                    m.   the Units will be governed by English law; and

                    n.   no foreign law affects this opinion.

                    Based upon and subject to the foregoing and subject to the qualifications set forth herein and to any matters, documents or events not disclosed to us, we are of the opinion that the Units, when issued in accordance with the terms of the Plan, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
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                                                     5
                                                     Amsterdam, 6 March 2008

                    The opinion expressed above is subject to the following qualifications:

                    A. As Netherlands lawyers we are not qualified or able to assess the true meaning and purport of the terms of the Plan under the applicable law and the obligations of the parties to the Plan and we have made no investigation of that meaning and purport. Our review of the Plan and of any other documents subject or expressed to be subject to any law other than Netherlands law has therefore been limited to the terms of these documents as they appear to us on their face.

                    B. The information contained in the Extract does not constitute conclusive evidence of the facts reflected in it.

                    C. No opinion is rendered on the issue or the acquisition of shares in the Company or in ABN AMRO Bank N.V. in connection with the issue of the Units under the Plan.

                    D. Pursuant to Article 2:7 NCC, any transaction entered into by a legal entity may be nullified by the legal entity itself or its receiver in bankruptcy (curator) if the objects of such entity were transgressed by the transaction and the other party to the transaction knew or should have known this without independent investigation (wist of zonder eigen onderzoek moest weten). The Netherlands Supreme Court (Hoge Raad der Nederlanden) has ruled that in determining whether the objects of a legal entity are transgressed, not only the description of such objects in the articles of association (statuten) is decisive, but all (relevant) circumstances must be taken into account, in particular whether the interests of the legal entity were served by the transaction.

                    E. The opinion expressed in this opinion letter may be limited or affected by:

                         a. rules of "force majeure", reasonableness and fairness, unforeseen circumstances, set-off, prescription and other defences afforded by Netherlands law to obligors generally;

                                                     6
                                                     Amsterdam, 6 March 2008

                         b.   any applicable bankruptcy, insolvency,
                              reorganisation, moratorium or other similar laws or procedures relating to or affecting the enforcement or protection of creditor's rights generally;
                         c. the provisions of fraudulent preference and fraudulent conveyance (Actio Pauliana) and similar rights available to receivers in bankruptcy or creditors in other jurisdictions;
                         d.   claims based on tort (onrechtmatige daad); and
                         e. sanctions implemented or effective in the Netherlands under the Sanctions Act 1977 (Sanctiewet 1977), the Economic Offences Act (Wet Economische Delicten) or European Community Regulations.

                    F. The term "enforceable in accordance with their terms" as used in the opinion expressed above means that if a party brings an action (een rechtsvordering instellen) against the Company before a competent Netherlands court seeking enforcement of the Plan, such court will address the issue and, if appropriate, provide some remedy subject to the terms of the Plan, the law of England and other applicable law and with due observance of the provisions of the Netherlands Code of Civil Procedure.

                    G. Without regard to any choice of law clause contained in the Plan, the Netherlands courts:

                         a. in relation to the manner of performance and the steps to be taken in the event of defective performance, may have regard to the law of the country where performance of the agreement takes place;
                         b. may apply rules of Netherlands law in a situation where they are mandatory irrespective of the law otherwise applicable to the agreement;
                         c. where they deem appropriate, may apply the mandatory rules of the law of another country with which the situation has a close connection, if and in so far as, under the law of the latter country, those rules must be applied whatever the law applicable to the agreement; and
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                                                     7
                                                     Amsterdam, 6 March 2008

                         d. may refuse to apply a rule of law otherwise applicable to the agreement, if such application is manifestly incompatible with the public policy (ordre public) of the Netherlands or the European Union.

                    Yours faithfully,


               /s/  NautaDutilh N.V.
              ----------------------
                    NautaDutilh N.V.

                                                     8
                                                     Amsterdam, 6 March 2008

                                                                       EXHIBIT A
                                                                         LIST OF
                                                                     DEFINITIONS

"Articles of Association"       a fax copy of the articles of associa1tion of
                                the Company, as amended by a deed of amendment dated 9 June 2005, which according to the Extract contains the articles of association of the Company in force on the date hereof

"Bankruptcy Clerk's Office"     the Amsterdam Court Bankruptcy Clerk's office
                                (faillissementsgriffie van de rechtbank te
                                Amsterdam)

"Commercial Register"           the Amsterdam Chamber of Commerce Commercial
                                Register (handelsregister gehouden door de Kamer van Koophandel en Fabrieken te Amsterdam)

"Committee"                     the committee as defined in the Plan

"Company"                       ABN AMRO Holding NV

"Corporate Documents"           the documents listed in this Exhibit B

"Deed of Incorporation"         a fax copy of the deed of incorporation (akte
                                van oprichting) of the Company, dated 30 May
                                1990

"Extract"                       a fax copy of the extract from the Commercial
                                Register, dated 6 March 2008 relating to the Company

"Minutes"                       a copy of the extract of the confidential
                                minutes of meeting of the managing board of the Company dated 6 February 2007 and a copy of the minutes of the GKERP Committee Meeting dated
                                5 March 2008

"NCC"                           the Netherlands Civil Code

"the Netherlands"               the Kingdom of the Netherlands,
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                                                     9
                                                     Amsterdam, 6 March 2008

                                excluding Aruba and the Netherlands Antilles

"Netherlands Law"               the laws with general applicability of the
                                Netherlands, and, in so far as they are directly applicable in the Netherlands, of the European
                                Community, as they stand at today's date and as they are presently interpreted under published authoritative case law of the Netherlands courts, the European Court of First Instance and the European Court of Justice, as the case may be

"Plan" a copy the Rules of the ABN AMRO Global Key Employee Retention Plan in the form as submitted to and approved by the managing board of the Company on 6 February 2007, as amended

"SEC"                           the Securities and Exchange Commission

"Securities Act"                the United States Securities Act of 1933, as
                                amended

"Units"                         the units to be issued under the Plan

                                                     10
                                                     Amsterdam, 6 March 2008

                                                                       EXHIBIT B
                                                                         LIST OF
                                                                       CORPORATE
                                                                       DOCUMENTS

1.   a fax copy of the Deed of Incorporation;
2.   a fax copy of the Articles of Association;
3.   a true copy of the Extract;
4.   a copy of the Minutes; and
5. a fax copy of the approval of the competent bodies of the works council of the group of companies of which the Company forms part.